SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          June 28, 2000
                                                --------------------------------


                                 GOAMERICA, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                      0-29359                   22-3693371
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)


401 Hackensack Avenue
Hackensack, New Jersey                                               07601
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code          (201) 996-1717
                                                  ------------------------------




--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      As reported in the Current Report on Form 8-K filed July 12, 2000 by GoAmerica, Inc. ("GoAmerica"), on June 28, 2000, GoAmerica consummated the acquisition of all of the issued and outstanding capital stock of Wynd Communications Corporation, a California corporation ("Wynd"). In the acquisition, GoAmerica Acquisition I Corp., a Delaware corporation and wholly-owned subsidiary of GoAmerica, merged with and into Wynd (the "Merger") and Wynd became a wholly-owned subsidiary of GoAmerica.

      In the Merger, the former shareholders of Wynd received an aggregate of 3,964,975 newly-issued shares of GoAmerica Common Stock, $0.01 par value (after deducting fractional share amounts and paying the former Wynd shareholders cash in lieu thereof), in exchange for all outstanding shares of Wynd capital stock. As further consideration, GoAmerica assumed each issued and outstanding option for the purchase of Common Stock of Wynd and converted such options into options to acquire an aggregate of 477,722 shares of GoAmerica Common Stock under GoAmerica's 1999 Stock Plan.

      GoAmerica hereby files this Form 8-K/A to file the following financial statements and related pro forma financial statements required pursuant to Item 7 of Form 8-K with respect to the Merger:

(a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

      Audited Financial Statements of Wynd Communications Corporation as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997

            Independent Auditors' Report of KPMG LLP

            Balance Sheets

            Statements of Operations

            Statements of Stockholders' Equity

            Statements of Cash Flows

            Notes to Financial Statements

      Interim Unaudited Condensed Financial Statements of Wynd Communications Corporation

            Condensed Balance Sheet as of June 27, 2000

            Condensed Statements of Operations for the period from January 1, 2000 to June 27, 2000 and the six month period ended June 30, 1999

            Condensed Statements of Cash Flows for the period from January 1, 2000 to June 27, 2000 and the six month period ended June 30, 1999

            Notes to Interim Unaudited Condensed Financial Statements

(b)   PRO FORMA FINANCIAL INFORMATION

      Unaudited Pro Forma Consolidated Financial Statements of GoAmerica, Inc.

      Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999.

      Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2000.

      Notes to Unaudited Pro Forma Consolidated Financial Statements.

      (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                         WYND COMMUNICATIONS CORPORATION

                              Financial Statements

                        December 31, 1999, 1998 and 1997

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Board of Directors of
Wynd Communications Corporation:

We have audited the accompanying balance sheets of Wynd Communications Corporation as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wynd Communications Corporation as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company's working capital and stockholders' deficiencies raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP
March 17, 2000

                                 WYND COMMUNICATIONS CORPORATION
                                         Balance Sheets
                                   December 31, 1999 and 1998


                           Assets                                        1999             1998
                                                                     -----------     -----------

Current assets:
  Cash and cash equivalents ......................................   $   280,082        472,642
  Accounts receivable, less allowance for doubtful accounts of
    $100,195 and $38,667 as of December 31, 1999 and 1998,
    respectively .................................................       273,825         30,728
  Inventory ......................................................        71,267         38,728
  Prepaid expenses and other current assets ......................        51,967         53,812
                                                                     -----------    -----------
      Total current assets .......................................       677,141        595,910

Property and equipment, net ......................................       253,464        146,522
Other assets .....................................................         1,320         18,301
                                                                     -----------    -----------
                                                                     $   931,925        760,733
                                                                     ===========    ===========

        Liabilities and Stockholders' Deficiency

Current liabilities:
  Accounts payable ...............................................   $   876,301        333,926
  Accrued expenses ...............................................       202,174        235,408
  Current portion of capital lease obligation (note 4) ...........        42,294         78,808
                                                                     -----------    -----------
       Total current liabilities .................................     1,120,769        648,142

Capital lease obligation, less current portion (note 4) ..........        45,552         11,769
                                                                     -----------    -----------
       Total liabilities .........................................     1,166,321        659,911
                                                                     -----------    -----------

Redeemable Series C convertible preferred stock, no par value
  Authorized 360,000 shares; issued and outstanding 250,000 and
    110,000 shares as of December 31, 1999 and 1998, respectively,
    liquidation value of $10.00 per share (note 6) ...............     2,720,993      1,044,705

Stockholders' deficiency:
  Common stock, no par value.  Authorized 2,000,000 and 5,000,000 shares; issued and outstanding 125,000 shares as of
    December 31, 1999 and 1998 ...................................     6,716,070      6,830,551
  Accumulated deficit ............................................    (9,671,459)    (7,774,434)
                                                                     -----------    -----------
       Total stockholders' deficiency ............................    (2,955,389)      (943,883)
                                                                     -----------    -----------
                                                                     $   931,925        760,733
                                                                     ===========        =======


                   See accompanying notes to condensed financial statements.


                                 WYND COMMUNICATIONS CORPORATION
                                    Statements of Operations
                          Years ended December 31, 1999, 1998 and 1997

                                                          1999           1998           1997
                                                       -----------    -----------    -----------

Revenues:
  Service revenue ..................................   $ 1,401,858        453,017        567,535
  Product sales ....................................       785,007        457,517         50,320
                                                       -----------    -----------    -----------

     Total revenues ................................     2,186,865        910,534        617,855
                                                       -----------    -----------    -----------

Costs of revenues:
  Cost of service ..................................       670,751        349,515        430,408
  Cost of product sales ............................       793,970        430,865        141,653
                                                       -----------    -----------    -----------

     Total costs of revenues .......................     1,464,721        780,380        572,061
                                                       -----------    -----------    -----------

Operating expenses:
  Research and development .........................       106,564        203,590      1,110,155
  Selling, general and administrative ..............     2,576,007      1,360,561      2,102,992
                                                       -----------    -----------    -----------

     Total operating expenses ......................     2,682,571      1,564,151      3,213,147
                                                       -----------    -----------    -----------

     Loss from operations ..........................    (1,960,427)    (1,433,997)    (3,167,353)
                                                       -----------    -----------    -----------

Other (expenses) income:
  Interest expense, net of interest income .........        17,202       (142,189)       (22,339)
  Other (expenses) income ..........................        47,000        172,414         (2,446)
                                                       -----------    -----------    -----------

     Total other (expenses) income .................        64,202         30,225        (24,785)
                                                       -----------    -----------    -----------

     Loss before income taxes and extraordinary gain    (1,896,225)    (1,403,772)    (3,192,138)

Income tax benefit (expense) .......................          (800)        56,300           (800)
                                                       -----------    -----------    -----------

     Loss before extraordinary gain ................    (1,897,025)    (1,347,472)    (3,192,938)

Extraordinary gain on extinguishment of debt .......            --         85,623             --
                                                       -----------    -----------    -----------

     Net loss ......................................   $(1,897,025)    (1,261,849)    (3,192,938)
                                                       ===========    ===========    ===========

                   See accompanying notes to condensed financial statements.


                                                  WYND COMMUNICATIONS CORPORATION
                                                 Statement of Stockholders' Equity
                                                Years ended December 31, 1999, 1998
                                                              and 1997

                                               Series A convertible
                                                  preferred stock               Common stock                              Total
                                             ------------------------    --------------------------    Accumulated    stockholders'
                                               Shares       Amount          Shares         Amount        deficit         equity
                                             ---------    -----------    -----------    -----------    -----------    -------------

Balance at December 31, 1996 ...............   848,000    $    16,524      1,282,600    $   393,247     (3,319,647)    (2,909,876)
Preferred dividends accrued -
   $.38 per share ..........................      --             --             --             --         (468,992)      (468,992)
Detachable warrants issued in bridge
  financing ................................      --             --             --           24,194           --           24,194
Stock option exercise ......................      --             --           10,600             42           --               42
Net loss ...................................      --             --             --             --       (3,192,938)    (3,192,938)
                                             ---------    -----------    -----------    -----------    -----------    -----------

Balance at December 31, 1997 ...............   848,000         16,524      1,293,200        417,483     (6,981,577)    (6,547,570)
Preferred dividends accrued -
  $.38 per share ...........................      --             --             --             --         (400,320)      (400,320)
Forgiveness of dividend payable in
  conjunction with retirement ..............      --             --             --             --          869,312        869,312
Retirement of Series A & B redeemable
  preferred stock and common stock .........  (848,000)       (16,524)    (1,293,200)     4,778,577           --        4,762,053
Detachable warrants issued in
  bridge financing..........................      --             --             --            7,741           --            7,741
Conversion of bridge loans to common stock .      --             --          125,000      1,636,547           --        1,636,547
Accretion of Series C redeemable
  preferred stock ..........................      --             --             --           (9,797)          --           (9,797)
Net loss ...................................      --             --             --             --       (1,261,849)    (1,261,849)
                                                          -----------    -----------    -----------    -----------    -----------

Balance at December 31, 1998 ...............      --             --          125,000      6,830,551     (7,774,434)      (943,883)
Accretion of Series C redeemable
  preferred stock ..........................      --             --             --         (114,481)          --         (114,481)
Net loss ...................................      --             --             --             --       (1,897,025)    (1,897,025)
                                             ---------    -----------    -----------    -----------    -----------    -----------

Balance at December 31, 1999 ...............      --      $      --          125,000    $ 6,716,070     (9,671,459)    (2,955,389)
                                             =========    ===========    ===========    ===========    ===========    ===========


                                     See accompanying notes to condensed financial statements.

                                      WYND COMMUNICATIONS CORPORATION
                                         Statements of Cash Flows
                               Years ended December 31, 1999, 1998 and 1997

                                                                   1999          1998            1997
                                                               -----------     -----------    ----------
Cash flows from operating activities:
  Net loss ..................................................  $(1,897,025)    (1,261,849)    (3,192,938)
  Adjustments to reconcile net loss to net cash used
     in operating activities:
        Depreciation ........................................      125,376        154,764        210,337
        Write-off of leased modems ..........................         --             --           62,320
        Interest expense related to warrants issued
          with notes payable ................................         --           26,391          5,544
        Bad debt expense and sales returns ..................       44,651         57,161         47,422
        Gain on extinguishment of debt ......................         --         (142,723)          --
        Change in assets and liabilities:
           Accounts receivable ..............................     (287,748)       (87,527)        21,347
           Inventory ........................................      (32,539)       (18,955)        58,955
           Prepaid expenses and other current assets ........        1,845          7,854        (13,853)
           Other assets .....................................       16,981         16,554        (17,024)
           Accounts payable and accrued expenses ............      509,141        112,893        (89,030)
                                                               -----------    -----------    -----------
                 Net cash used in operating activities ......   (1,519,318)    (1,135,437)    (2,906,920)
                                                               -----------    -----------    -----------
Cash flows used in investing activities - purchases of
  property and equipment ....................................     (156,241)       (54,164)          --
                                                               -----------    -----------    -----------
Cash flows from financing activities:
  Repayment of capital lease obligation .....................      (78,808)       (85,864)       (68,891)
  Payment for retirement of common and preferred stock ......         --              (35)          --
  Proceeds from stock option exercise .......................         --             --               42
  Proceeds from issuance of convertible debt ................         --          400,000      1,250,000
  Proceeds from issuance of Series C preferred stock ........    1,561,807      1,034,908           --
                                                               -----------    -----------    -----------
                 Net cash provided by financing activities...    1,482,999      1,349,009      1,181,151
                                                               -----------    -----------    -----------
                 Net increase (decrease) in cash ............     (192,560)       159,408     (1,725,769)
Cash at beginning of year ...................................      472,642        313,234      2,039,003
                                                               -----------    -----------    -----------
Cash at end of year .........................................  $   280,082        472,642        313,234
                                                               ===========    ===========    ===========
Supplemental disclosure of cash flow information:
 Cash paid for:
  Interest ..................................................  $    10,180         12,129         16,395
  State income taxes ........................................          800            800            800
                                                               ===========    ===========    ===========
Supplemental schedule of noncash activities:
  Capital lease obligations incurred in purchasing equipment.  $    76,077           --          120,107
  Conversion of debt to common stock ........................         --        1,250,000           --
  Warrants issued with convertible debt .....................         --            7,741         24,194
  Preferred stock dividend issued ...........................         --             --          300,003
  Forgiveness of dividend payable ...........................         --          869,312           --
  Accretion of redeemable preferred stock ...................      114,481          9,797           --
  Retirement of preferred stock .............................         --        4,762,088           --
  Preferred dividend payable ................................         --          400,320        468,992
                                                               ===========    ===========    ===========

                        See accompanying notes to condensed financial statements.

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   Nature of Operations
      --------------------------

      The Company was incorporated in July 1994 in the state of California for the purpose of providing wireless data communication services for the portable and handheld computer market through the use of wireless modems. The Company's primary service, WyndTell, enables persons who are deaf or hard of hearing to communicate through the use of alphanumeric paging technology. The Company's revenue is primarily generated through subscription contracts. The Company also resells and leases the wireless modems to support its communication services.

      On October 29, 1998, the Company completed a recapitalization of its equity. As a result, the Company issued Series C redeemable preferred stock to new investors for a purchase price of $1,100,000. In conjunction with the recapitalization, the Company was required to repurchase and retire all the pre-existing outstanding common and preferred shares of the Company and other related equity instruments for a nominal fee and convert outstanding convertible debentures of $1,650,000 and accrued interest into 125,000 shares of common stock.

      (b)   Liquidity
      ---------------

      The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit and negative working capital of $9,671,459 and $443,628, respectively, as of December 31, 1999 and incurred a net loss of $1,897,025, for the year ended December 31, 1999. The Company has historically relied upon private placements of its stock and issuance of debt to generate funds to meet its operating needs. As of December 31, 1999, the Company was in the midst of negotiations related to the acquisition of the Company. However, there are no guarantees that a planned merger will be consummated. Additionally, the Company has not secured separate financing in the event that a merger is not consummated. As such, substantial doubt exists as to whether the Company will continue as a going concern.

      (c)   Cash Equivalents
      ----------------------

      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


      (d)   Inventory
      ---------------

      Inventory consists primarily of wireless modems held for resale which are stated at the lower of cost (first-in, first-out) or market.

      (e)   Revenue Recognition
      -------------------------

      Service revenues consist of subscriber fees from the WyndTell service and are recognized ratably over the service period. Revenues from equipment sales are recognized upon shipment.

      (f)   Property and Equipment
      ----------------------------

      Property and equipment are stated at cost. Furniture and equipment under capital lease are stated at the present value of the minimum lease payments.

      Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the related assets as follows:

                        Leased modems....................  2 years
                        Computers and office equipment...  3 years
                        Furniture and fixtures...........  5 years

      Property  and   equipment   held  under   capital   lease  are   amortized
      straight-line over the estimated useful life of the asset.

      (g)   Research and Development and Advertising
      ----------------------------------------------

      Research and development and advertising costs are expensed as incurred. Research and development costs amounted to $106,564, $203,590 and $ 1,110,155 in 1999, 1998 and 1997, respectively. Advertising costs amount to $109,713, $87,028 and $170,758 in 1999, 1998 and 1997, respectively.

      (h)   Computer Software Costs
      -----------------------------

      Pursuant to Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, the Company is to capitalize certain software development costs and production costs once technological feasibility has been achieved. Software development costs incurred prior to achieving technological feasibility are expensed as incurred. The Company is not able to

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


      reasonably determine the point of technological feasibility of its products, and accordingly, all software development costs have been expensed as incurred.

      (i)   Income Taxes
      ------------------

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (j)   Stock Option Plan
      -----------------------

      Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB)
      Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in 1996 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

      (k)   Business Segments and Related Information
      -----------------------------------------------

      The Company adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS No. 131), on January 1, 1998. SFAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires enterprises to report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosure about

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


      products and services, geographic areas and major customers. The Company has only one operating segment.

      (l)   Use of Estimates
      ----------------------

      Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and short-term convertible debt at December 31, 1999, 1998 and 1997 approximated their estimated fair values because of the short maturity of these instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

(3)   PROPERTY AND EQUIPMENT

      Property and equipment balances, recorded at cost, at December 31, 1999 and 1998 are summarized as follows:

                                                  1999               1998
                                            ---------------    ----------------

      Leased modems.......................   $   160,626        $   160,626
      Computers and office equipment......       520,620            314,078
      Furniture and fixtures..............       129,052            108,766
      Leasehold improvements..............        21,221             17,117
                                            ---------------    ----------------
                                                 831,519            600,587
      Less accumulated depreciation and
      amortization........................      (578,055)          (454,065)
                                            ---------------    ----------------
                                             $   253,464        $   146,522
                                            ===============    ================

      At December 31, 1999, 1998 and 1997, the amount of furniture and equipment under capital lease included in property and equipment was $215,699. The related accumulated amortization of equipment under capital lease was $130,859 and $163,030 at December 31, 1999 and 1998, respectively.

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


(4)   CAPITAL LEASE OBLIGATIONS

                                                           Capital lease
                                                             obligations
                                                          ---------------
      Year ending December 31:
      2000..............................................  $   49,730
      2001..............................................      37,472
      2002..............................................      11,648
                                                          ----------
      Total maturities..................................      98,850
      Less amounts representing interest................      11,004
                                                          ----------
      Present value of minimum lease payments...........      87,846
      Less current installments of obligations under
        capital leases..................................      42,294
                                                           ----------
      Obligations  under  capital  leases,
        excluding current installments..................      45,552
                                                           ==========

(5)   CONVERTIBLE DEBENTURES

      During 1998 and 1997, the Company issued $1,650,000 of 8% convertible debentures with principal and interest payable one year from the anniversary date. If the Company obtained additional equity financing prior to the maturity date, the principal and accrued interest are automatically convertible into the class of securities issued to the equity investors at the same price per share as paid by the equity investors.

      In October 1998, the principal of $1,650,000 and accrued interest were converted into 125,000 shares of the Company's common stock in conjunction with the recapitalization. A number of debt holders also held equity interest in the Company. The Company treated the exchange of debt for common stock as a capital transaction for these debt holders. For debt holders who did not also own equity interests in the Company, the Company treated the exchange as a troubled debt restructuring and recorded an extraordinary gain of $85,623, net of taxes of $57,100, as the securities accepted by the debt holders were different from the nature and amount required by the original conversion terms.

      In September 1998, the Company issued $200,001 of 8% convertible debentures which are convertible into equity securities of the Company prior to November 13, 1998. In October 1998, the debentures were converted into 20,241 shares of redeemable Series C preferred stock pursuant to their original conversion terms.

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


      For the years ended December 31, 1998 and 1997, interest expense relating to convertible debentures was $108,848 and $22,832, respectively.

(6)   REDEEMABLE PREFERRED STOCK

      As of December 31, 1999, the Company has 906,384 shares of no par value preferred stock authorized, of which 516,384 have been designated as Series C. As of December 31, 1998, the Company had 750,000 shares of no par value preferred stock authorized, of which 360,000 have been designated as Series C.

      (a)   Redeemable Series C Convertible Preferred Stock
      -----------------------------------------------------

      During 1999, the Company sold 140,000 shares of redeemable Series C convertible preferred stock in exchange for cash of $1,397,967, net of issuance costs of $2,033. In December 1999, the Company received deposits of $163,840 related to the issuance of the 11,636 shares of redeemable Series C convertible preferred stock at $20 per share. The deposits of $163,840 were recorded as redeemable Series C convertible preferred stock at December 31, 1999. In January 2000, the Company received an additional $68,880 and issued 11,636 shares of redeemable Series C convertible preferred stock. In addition, in January 2000, the Company received an additional $567,040 in exchange for 28,352 shares of redeemable Series C convertible preferred stock. In October 1998, the Company sold 110,000 shares of redeemable Series C convertible preferred stock for $1,044,705, net of issuance costs of $55,295.

      Each share of redeemable Series C convertible preferred stock is convertible into one share of common stock at the option of the holder. Additionally, each share of redeemable Series C convertible preferred stock shall be automatically converted into one common share upon the occurrence of a public offering of common shares at an offering price of not less than $10.00 per share and net proceeds of not less than $7,000,000. Upon liquidation, redeemable Series C convertible preferred stockholders are entitled to receive a preferential amount equal to $10.00 per share plus any accrued but unpaid dividends before any distributions may be made to common stockholders. As of December 31, 1999, no dividends had been declared to the Series C preferred stockholders.

      At any time after October 15, 2003, redeemable Series C convertible preferred stockholders may request redemption of the Series C redeemable preferred stock at 125% of the preferential amount ($10.00 plus accrued and unpaid dividends) of the preferred stock, currently, $12.50 per share. Thus, the Company has been periodically accreting

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


      the security to its redemption amount using the interest method. As a result, for the year ended December 31, 1999, the Company increased the fair value of the Series C redeemable convertible preferred stock by $114,481.

      (b)   Redeemable Series B Cumulative Convertible Preferred Stock
      ----------------------------------------------------------------

      In conjunction with the recapitalization in October 1998, the Company repurchased the outstanding Series A and Series B preferred stock in exchange for a nominal fee and retired such securities. As a result, the Company recorded a credit to common stock of $4,778,577.

      Each share of Series B cumulative convertible preferred stock was convertible into one share of common stock at the option of the holder. Additionally, each share of Series B convertible preferred stock shall be automatically converted into one common share upon the occurrence of any of the following events:

            o Public offering of common shares at an offering price of not less than $11.40 per share and net proceeds of not less than $12,000,000

            o Merger whereby the Company is not the surviving entity and in which each share of Series B convertible preferred stock receives a consideration of not less than $11.40 per share

            o Sale, lease or other conveyance of all or substantially all of the property of the Company and in which each share of Series B convertible preferred stock receives a consideration of not less than $11.40 per share.

      Should any of the above events not take place prior to May 1, 2002, the Series B cumulative convertible preferred stock is redeemable in whole or in part at the option of the holders of a majority of the outstanding shares of Series B cumulative convertible preferred stock at a redemption price of $.38 per share plus the accrued unpaid dividends.

      Upon liquidation, Series B cumulative convertible preferred stockholders are entitled to receive a preferential amount equal to $.38 per share plus any accrued but unpaid dividends before any distributions may be made to common stockholders. A sale or conveyance of all or substantially all of the property of the Company, or a merger whereby the Company is not the surviving entity, will be treated as a liquidation unless each share of Series B cumulative convertible preferred stock receives a consideration of not less than $11.40 per share.

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


      The Series B cumulative convertible preferred stock provides the stockholders with cumulative dividends to be accrued at a rate of $.38 per share per annum, payable in either cash or stock at the discretion of the Company. Dividends are to be paid annually within five days of the completion of the Company's annual audited financial statements for the preceding fiscal year. At December 31, 1997, the Company had cumulative dividends in arrears aggregating $468,992. During 1998, the Company accrued dividends of $400,320. In October 1998, combined cumulative dividend in arrears aggregating $869,312 was forgiven by the Series B convertible preferred stockholders.

      In conjunction with the recapitalization, the Company repurchased the outstanding Series A and Series B preferred stock in exchange for a nominal fee and retired such securities. As a result, the Company recorded a credit to common stock of $4,778,577.

(7)   WARRANTS

      During 1998 and 1997, the Company issued convertible debentures with detachable stock purchase warrants to acquire 65,131 shares of the Company's equity securities at an exercise price of $.01 per share. The warrants are exercisable within one year from the date of issuance. The fair value of the warrants on the dates of issuance was estimated to be $32,566 using the minimum value option-pricing model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 5% and an expected life of approximately five years. The proceeds of the convertible debentures was allocated to the convertible debentures and paid-in-capital based on the relative fair values resulting in a discount of $31,935. The Company recorded interest expense of $26,391 and $5,544 for the years ended December 31, 1998 and 1997, respectively. These warrants were subsequently canceled in October 1998 in conjunction with the recapitalization of the Company.

(8)   STOCK OPTIONS

      In November 1996, the Board of Directors adopted the 1996 Stock Incentive Plan (the 1996 Plan) which reserved 676,590 shares of the Company's common stock for issuance to officers and key employees. The 1996 Plan expires in November 2006. Options granted under the 1996 Plan shall be at amounts not less than 85% of the fair market value of the Company's common stock at the date of grant and become exercisable at periods determined by the Board of Directors but not to exceed ten years.

      During 1998 and 1997, 25,000 and 38,000 stock options were granted under the 1996 Plan, respectively. At December 31, 1997, there were 263,740 additional shares available

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


      for grant under the 1996 Plan. At December 31, 1998, there were zero shares available for grant as the 1996 Plan and related stock options were canceled in conjunction with the recapitalization of the Company. The per share fair value of stock options granted during 1998 and 1997 under the 1996 Plan was $.128 on the date of grant using the minimum value option-pricing model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 6% and an expected life of approximately five years.

      In October 1998, the Board of Directors adopted the 1998 Stock Incentive Plan (the 1998 Plan) which reserved 42,500 shares of the Company's common stock for issuance to officers, key employees and consultants. On December 31, 1998, 21,866 stock options were granted under the 1998 Plan at an exercise price equal to the Company's stock on date of grant. At December 31, 1998, there were 20,634 additional shares available for grant under the 1998 Plan. On December 31, 1999, 5,625 stock options were granted under the 1998 Plan at an exercise price equal to the Company's stock on date of grant. At December 31, 1999, there were 15,009 additional shares available for grant under the 1998 Plan. The per share fair value of stock options granted under the 1998 Plan was $2.38 on the date of grant using the minimum value option-pricing model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 5.5% and an expected life of approximately five years.

      The Company applies APB Opinion No. 25 in accounting for its Plans, and accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                      1999             1998             1997
                                 ---------------  --------------- --------------
      Net loss - as reported..   $  (1,897,025)   $  (1,261,849)  $  (3,192,938)
      Net loss - pro forma....      (1,910,035)      (1,261,849)     (3,205,103)
                                 ===============  =============== ==============

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


      The following is a summary of stock option activity:

                                         Number of         Weighted-average
                                           shares           exercise price
                                       ---------------  ---------------------
      Balance at December 31, 1996...     406,650              $ .461
      Granted........................      38,000                .50
      Exercised......................     (10,600)               .004
                                       ---------------  ---------------------
      Balance at December 31, 1997...     434,050                .476
      Granted........................      49,366               4.71
      Cancelled......................    (461,550)               .477
                                       ---------------  ---------------------
      Balance at December 31, 1998...      21,866              10.00
      Granted........................       5,625              10.00
      Cancelled......................          --               --
                                       ---------------  ---------------------
      Balance at December 31, 1999...      27,491              10.00
                                       ===============  =====================

      At December 31, 1999, the exercise price and average remaining contractual life of outstanding options was $10 and 10 years, respectively.

      At December 31, 1999, there were 5,402 options exercisable under the 1998 Plan.

(9)   OPERATING LEASES

      In December 1999, the Company extended the lease for its main office space for one year through December 14, 2000 with a monthly payment of $5,124 or $61,488 through the end of the lease. All other operating leases are month-to-month.

      Rent expense amounted to $61,001, $60,197 and $47,921 during the years ended December 31, 1999, 1998 and 1997, respectively.

(10)  INCOME TAXES

      The provision for income tax expense (benefit) from continuing operations for the years ended December 31, 1999, 1998 and 1997 are:

                                                1999        1998         1997
                                             ----------  ----------   ----------
      Current   federal   income taxes....     $  --     $(48,525)     $  --
      Current state income taxes..........       800       (7,775)       800
                                             ----------  ----------   ----------
                                               $ 800     $(56,300)     $ 800
                                             ==========  ==========   ==========

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


      The provisions for income tax expense from extraordinary gain for the years ended December 31, 1999, 1998 and 1997 are:

                                                1999        1998         1997
                                             ----------  ----------   ----------
      Current   federal   income taxes....     $  --     $ 48,525      $  --
      Current state income taxes..........        --        8,575         --
                                             ----------  ----------   ----------
                                               $  --     $ 57,100      $  --
                                             ==========  ==========   ==========

      Actual income tax expense attributable to the loss before extraordinary gain differs from the "expected" tax expense (computed by applying the U.S. federal corporate rate of 34% to the earnings before extraordinary gain) as follows:

                                      1999            1998          1997
                                  ------------    -----------   ------------
      Computed "expected"
        income tax benefit....    $  (644,717)    $ (477,282)   $ (1,060,326)
      State income taxes,
        net of federal
        income tax expense....            528            528             528
      Nondeductible expenses..          6,120          6,329          23,067
      General business
        credits...............        (12,000)       (12,336)        (68,100)
      Impact of conversion
        of convertible debt
        treated as an equity
        transaction...........             --        138,216              --
      Valuation allowance.....        650,869        288,245       1,105,631
            Tax expense.......    $       800     $  (56,300)   $        800
                                  ============    ===========   ============

                         WYND COMMUNICATIONS CORPORATION

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997


      The tax effects of temporary differences that give rise to significant portions of the deferred assets as of December 31, 1999, 1998 and 1997 are as follows:

                                      1999            1998             1997
                                   -----------    ------------    -------------
      Deferred tax assets:
        Net operating loss.......  $ 3,172,132    $  2,465,720    $   2,143,799
        General business credits.      125,104         113,189          131,523
        Depreciation.............       65,863          62,202           59,212
        Other....................       68,189          77,267           84,580
                                   -----------    ------------    -------------
                                     3,431,288       2,718,378        2,419,114
                                   -----------    ------------    -------------
      Deferred tax liabilities...       29,622          22,217           14,811
      Amortization...............        1,534           1,534            2,186
                                   -----------    ------------    -------------
                                        31,156          23,751           16,997
                                   -----------    ------------    -------------
            Net deferred tax
             assets..............    3,400,132       2,694,627        2,402,117
      Valuation allowance........   (3,400,132)     (2,694,627)      (2,402,117)
                                   -----------    ------------    -------------
                                   $        --    $         --    $          --
                                   ===========    ============    =============

      Management has determined that it is more likely than not that any potential benefit from these deferred taxes will not be realized through anticipated profitable operations. Such potential benefits have been fully reserved for in the accompanying balance sheet. As of December 31, 1999, the Company has $8.2 million in federal net operating loss carryforwards expiring 2009 through 2019, state net operating loss carryforwards of $4.0 million expiring 1999 through 2004 and federal and state business credits in excess of $100,000 expiring 2001 through 2019.

                        Wynd Communications Corporation

                            Condensed Balance Sheet


                                                June 27, 2000
                                                -------------
                                                  (Unaudited)
Assets
Current assets:
  Cash and cash equivalents................      $     81,617
  Accounts receivable, net.................           238,785
  Merchandise inventories..................            86,719
  Prepaid expenses and other...............            51,286
                                                 ------------
Total current assets.......................           458,407

Property, equipment and leasehold
  improvements, net........................           321,718
Other assets...............................             8,634
                                                 ------------
                                                 $   788,759
                                                 ============

Liabilities and stockholders deficit
Current liabilities:
  Accounts payable.........................      $    908,919
  Accrued expenses.........................           428,243
  Note payable to GoAmerica................           518,116
  Capital lease obligations................            68,107
                                                 ------------
Total current liabilities..................         1,923,385

Other long term liabilities................           126,127

Commitments and contingencies
Stockholders' equity:
  Common stock, no par value, 2,000,000
  shares authorized, and 414,988 shares
  issued and outstanding at June 27, 2000..        10,072,981
  Accumulated deficit......................       (11,333,734)
                                                 ------------
Total stockholders' deficit................        (1,260,753)
                                                 ------------
                                                 $    788,759
                                                 ============


            See accompanying notes to condensed financal statements.

                        Wynd Communications Corporation

                       Condensed Statement of Operations

                                                For the period      Six Months
                                                from January 1 to   Ended June
                                                to June 27, 2000     30, 1999
                                                --------------     ------------
                                                 (Unaudited)        (Unaudited)

Revenues:
  Subscriber................................    $    1,186,740     $    568,172
  Equipment.................................           500,757          395,800
  Other.....................................             2,410               --
                                                --------------     ------------
                                                     1,689,907          963,972
Costs and expenses:
  Cost of subscriber revenue................           540,357          255,155
  Cost of equipment sales...................           647,887          377,837
  Sales and marketing.......................           971,035          535,208
  Research and development..................           129,950           19,390
  General and administrative................           978,672          469,649
  Depreciation and amortization.............            73,136           61,071
                                                --------------     ------------
                                                     3,341,037        1,718,310
                                                --------------     ------------
Loss from operations........................        (1,651,130)        (754,338)

Other income/expenses:
  Other expenses............................           (10,344)         (28,824)
                                                --------------     ------------
  Total other income........................           (10,344)         (28,824)

Loss before income taxes....................        (1,661,474)        (783,162)

Income taxes................................              (800)              --
                                                --------------     ------------
Net income..................................    $   (1,662,274)    $   (783,162)


           See accompanying notes to condensed financial statements.

                         Wynd Communications Corporation

                        Condensed Statements of Cash Flows


                                                     For the Period    Six Months
                                                     from January 1   Ended June 30,
                                                      to June 27,        1999
                                                        2000
                                                     --------------  -----------
                                                     (Unaudited)      (Unaudited)

Operating activities
Net cash used in operating activities ............   $(1,317,497)   $  (680,675)

Investing activities
Purchase of property,
  equipment and leasehold improvements............        (3,018)       (15,917)
                                                     -----------    -----------
Net cash used in investing activities ............        (3,018)       (15,917)

Financing activities
Proceeds from sale of preferred stock ............       635,918      1,397,960
Proceeds from issuance of notes payable
  to GoAmerica....................................       518,116             --
Payments made on capital lease obligations .......       (31,984)       (26,255)
                                                     -----------    -----------
Net cash provided by financing activities ........     1,122,050      1,371,705
                                                     -----------    -----------

Increase in cash and cash equivalents ............      (198,465)       675,113
Cash and cash equivalents at beginning of period .       280,082        472,641
                                                     -----------    -----------
Cash and cash equivalents at end of period .......   $    81,617    $ 1,147,754
                                                     ===========    ===========


           See accompanying notes to condensed financial statements.


                                     - 22 -

                         Wynd Communications Corporation
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 June 27, 2000
                                   (Unaudited)

(1)   BASIS OF PRESENTATION:

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and include the results of Wynd Communications Corporation (the "Company"). Accordingly, certain information and footnote disclosures required in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of the Company's management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for the fair presentation of the Company's financial position as of June 27, 2000 and the results of its operations and its cash flows for the period from January 1, 2000 to June 27, 2000 and the six month period ended June 30, 1999. Results for the interim period are not necessarily indicative of results that may be expected for the entire year.

(2)   REDEEMABLE SERIES C CONVERTIBLE PREFERRED STOCK:

      In January 2000, the Company received $68,880 and issued 11,636 shares of redeemable Series C convertible preferred stock. In addition, in January 2000, the Company received an additional $567,040 in exchange for 28,352 shares of redeemable Series C convertible preferred stock.

      Each share of redeemable Series C convertible preferred stock was convertible into one share of common stock at the option of the holder. Additionally, each share of redeemable Series C convertible preferred stock would have been automatically converted into one common share upon the occurrence of a public offering of common shares at an offering price of not less than $10.00 per share and net proceeds of not less than $7,000,000. Upon liquidation, redeemable Series C convertible preferred stockholders were entitled to receive a preferential amount equal to $10.00 per share plus any accrued but unpaid dividends before any distributions may be made to common stockholders. As of June 27, 2000, no dividends had been declared to the stockholders and all of the 289,998 outstanding shares of redeemable Series C convertible preferred were converted into common shares.

(3)   SALE TO GOAMERICA, INC.:

      On June 28, 2000, all of the issued and outstanding shares of the Company were sold to GoAmerica, Inc. ("GoAmerica") in exchange for 3,964,975 shares of GoAmerica common stock.

      b)    Pro Forma Financial Information (unaudited).

                                 GoAmerica, Inc.
                          Introduction to the Unaudited
                   Pro Forma Consolidated Financial Statements


      The following unaudited pro forma consolidated statements of operations give effect to the acquisition by GoAmerica, Inc. (the "Company") of Wynd Communications Corporation ("Wynd") on June 28, 2000. The December 31, 1999 financial statements presented below were derived from: (a) the audited financial statements for the Company for the years ended December 31, 1999; (b) the unaudited financial statements of the Company for the six month period ended June 30, 2000; (c) the audited financial statements of Wynd for the years ended December 31, 1999 and (d) the unaudited financial statements of Wynd for the period from January 1, 2000 to June 27, 2000. The unaudited pro forma consolidated financial statements give effect to the acquisition as if it occurred on January 1, 1999.

      The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the Company's audited financial statements for the years ended December 31, 1999, which were included as part of the Company's Registration Statement on Form S-1 (Registration No. 333-94801), as declared effective by the Securities and Exchange Commission (the "Commission") on April 6, 2000 and the Company's unaudited financial statements as of and for the six months ended June 30, 2000, which were included in the Company's Quarterly
Report on Form 10-Q filed with the Commission. None of the pro forma consolidated financial statements included herein purport to be indicative of the Company's results of operations that would have occurred had the transaction been completed as of or at the beginning of the periods presented, nor do such statements purport to indicate the Company's results of operations at any future date or for any future period.

      The pro forma adjustments are based upon a preliminary valuation of Wynd's assets and liabilities. The final allocation of the purchase price will be determined based upon a determination of the fair value of Wynd's tangible and identifiable intangible assets acquired and liabilities assumed. The actual results of operations will differ, perhaps significantly from the unaudited pro forma amounts reflected because of a variety of factors, including access to additional information and changes in value not currently identified.

                                               GoAmerica, Inc.
                            Unaudited Pro Forma Consolidated Statements of Operations
                                     For the year ended December 31, 1999

                                         ---------------------------
                                                  Historical
                                         ---------------------------

                                                                              Pro Forma           Pro Forma
                                             Company          Wynd           Adjustments(2)      Consolidated
                                          ------------    ------------       ------------       -------------

Revenues:
   Subscriber .........................   $  1,182,695    $  1,401,858       $       --         $  2,584,553
   Equipment ..........................      1,341,356         785,007               --            2,126,363
   Other ..............................        206,496            --                 --              206,496
                                          ------------    ------------       ------------       ------------
                                             2,730,547       2,186,865               --            4,917,412
Costs and expenses:
   Cost of subscriber revenue .........      4,051,182         670,751               --            4,721,933
   Cost of equipment sales ............      1,648,160         793,970               --            2,442,130
   Sales and marketing ................      3,283,021       1,243,000               --            4,526,021
   General and administrative .........      4,809,232       1,314,195               --            6,123,427
   Depreciation and amortization ......        275,067         125,376            (16,667)(c)        383,776
   Amortization of intangibles ........           --              --           11,255,112(a)      11,255,112
   Settlement costs ...................        297,310            --                 --              297,310
                                          ------------    ------------       ------------       ------------
                                            14,363,972       4,147,292         11,238,445         29,749,709
                                          ------------    ------------       ------------       ------------
Loss from operations ..................    (11,633,425)     (1,960,427)       (11,238,445)       (24,832,297)
Other income (expense):
   Interest income, net ...............        165,137          17,202               --              182,339
   Other income (expense) .............           --            47,000            (50,000)(b)         (3,000)
                                          ------------    ------------       ------------       ------------
        Total other income (expense) ..        165,137          64,202            (50,000)           179,339
                                          ------------    ------------       ------------       ------------
Loss before income taxes and
   extraordinary items ................    (11,468,288)     (1,896,225)       (11,288,445)       (24,652,958)
        Income tax (expense) benefit ..           --              (800)              --                 (800)
                                          ------------    ------------       ------------       ------------
Net loss ..............................    (11,468,288)   $ (1,897,025)      $(11,288,445)       (24,653,758)
                                                          ============       ============
Beneficial conversion feature and
   accretion of redemption value of
   mandatorily redeemable convertible
   preferred stock ....................    (10,463,472)                                          (10,463,472)
                                          ------------                                          ------------
Net loss applicable to common
   stockholders .......................   $(21,931,760)                                         $(35,117,230)
                                          ============                                          ============

Earnings per common share
   Basic ..............................   $      (1.02)                                         $      (1.40)
   Diluted ............................   $      (1.02)                                         $      (1.40)
Weighted average number of common shares
   Basic ..............................     21,590,259                          3,568,477(d)      25,158,736
   Diluted ............................     22,025,283                          3,964,975(e)      25,990,258


                                                    - 25 -

                                               GoAmerica, Inc.
                            Unaudited Pro Forma Consollidated Statements of Operations
                                    For the six months ended June 30, 2000

                                         ---------------------------
                                                  Historical
                                         ---------------------------

                                                                              Pro Forma           Pro Forma
                                             Company          Wynd           Adjustments(2)     Consolidated
                                          ------------    ------------       ------------       ------------

Revenues:
   Subscriber .........................   $  2,118,324    $  1,186,740       $       --         $  3,305,064
   Equipment ..........................      1,368,527         500,757               --            1,869,284
   Other ..............................          8,646           2,409               --               11,055
                                          ------------    ------------       ------------       ------------
                                             3,495,497       1,689,906               --            5,185,403
Costs and expenses:
   Cost of subscriber revenue .........      2,466,398         540,357               --            3,006,755
   Cost of equipment sales ............      1,893,195         647,887               --            2,541,082
   Sales and marketing ................     13,331,886         971,035               --           14,302,921
   General and administrative .........     14,910,606       1,108,622               --           16,019,228
   Depreciation and amortization ......        235,284          73,136            (25,000)(c)        283,420
   Amortization of intangibles ........         87,528            --            5,565,031(a)       5,652,559
                                          ------------    ------------       ------------       ------------
                                            32,924,897       3,341,037          5,540,031         41,805,965
                                          ------------    ------------       ------------       ------------
Loss from operations ..................    (29,429,400)     (1,651,131)        (5,540,031)       (36,620,562)
Other income (expense):
   Interest income, net ...............      2,511,039            --                 --            2,511,039
   Other income (expense) .............           --           (10,344)              --              (10,344)
                                          ------------    ------------       ------------       ------------
        Total other income (expense) ..      2,511,039         (10,344)              --            2,500,695
                                          ------------    ------------       ------------       ------------
Loss before income taxes ..............    (26,918,361)     (1,661,475)        (5,540,031)       (34,119,867)
        Income tax (expense) benefit ..           --              (800)              --                 (800)
                                          ------------    ------------       ------------       ------------
Net loss ..............................    (26,918,361)   $ (1,662,275)      $ (5,540,031)       (34,120,667)
                                                          ============       ============
Beneficial conversion feature and
   accretion of redemption value of
   mandatorily redeemable convertible
   preferred stock ....................    (30,783,931)                                          (30,783,931)
                                          ------------                                          ------------
Net loss applicable to common
   stockholders .......................   $(57,702,292)                                         $(64,904,598)
                                          ============                                          ============
Earnings per common share
   Basic ..............................   $      (1.65)                                         $      (1.69)
   Diluted ............................   $      (1.65)                                         $      (1.69)
Weighted average number of common shares
   Basic ..............................     34,916,673                          3,564,120(d)      38,480,793
   Diluted ............................     34,933,114                          3,964,975(e)      38,898,089


                                                    - 26 -

                                 GoAmerica, Inc.

           Notes to Unaudited Pro Forma Consolidated Financial Statements


1.   ACQUISITION

      On  June  28,  2000,   GoAmerica,   Inc.  (the  "Company")  acquired  Wynd
Communications Corporation ("Wynd"), a privately owned company. The total purchase price of approximately $43 million included the fair value of the 3,964,975 shares of the Company's Common Stock issued to the Wynd shareholders and the fair value of options to purchase 477,722 shares of the Company's Common Stock issued upon conversion of options to acquire Wynd shares. Of the Common Stock issued 396,498 shares will be held in escrow for a period of one year.

      The acquisition has been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated, on a preliminary basis, to the assets acquired and liabilities assumed based on estimates of fair market values at the date of acquisition. The cost of the acquisition exceeded the fair value of the acquired net assets by approximately $45 million which has been recorded as goodwill and is being amortized on a straight line basis over four years. The pro forma adjustments are based upon a preliminary valuation of Wynd's assets and liabilities. The final allocation of the purchase price will be determined based upon a determination of the fair value of Wynd's tangible and identifiable intangible assets acquired and liabilities assumed.


2.   PRO FORMA ADJUSTMENTS

      For purposes of determining the pro forma effect of the acquisition of Wynd on the Company's statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000, the following adjustments have been made:

      (a) Reflects an increase in amortization expense attributable to goodwill recorded as a result of the Wynd acquisition.

      (b) Reflects the elimination of a gain recognized on the sale of certain subscribers to the Company by Wynd.

      (c) Reflects the elimination of amortization expense recorded by the Company which relates to the transaction described in (b) above.

      (d) Reflects an increase in weighted average shares outstanding that were issued in connection with the Wynd acquisition, excluding shares held in escrow.

      (e) Reflects an increase in weighted average shares outstanding that were issued in connection with the Wynd acquisition.

                                 GoAmerica, Inc.

           Notes to Unaudited Pro Forma Consolidated Financial Statements


3.   RECLASSIFICATIONS

      Certain amounts related to Wynd's results of operations have been reclassified to conform with pro forma presentation.

      (c)   Exhibits.

             2.1+ Merger Agreement and Plan of Reorganization, dated as of June 13, 2000, by and among GoAmerica, Inc., GoAmerica Acquisition I Corp., Wynd Communications Corporation and, as to certain sections, the existing shareholders of Wynd Communications Corporation.*

            10.1+ Escrow Agreement, dated as of June 28, 2000, by and among GoAmerica, Inc., the existing shareholders of Wynd Communications Corporation and American Stock Transfer & Trust Company.

            10.2+ Registration Rights Agreement, dated as of June 28, 2000, by and between GoAmerica, Inc. and the existing shareholders of Wynd Communications Corporation.

            99.1+ Press Release, dated June 13, 2000, regarding execution of the Merger Agreement and Plan of Reorganization.

            99.2+   Press   Release,   dated  June  29,  2000,   regarding   the
                    consummation of the acquisition.

+ Previously filed.

* The schedules or exhibits to this document are not being filed herewith because we believe that the information contained therein is not material. Upon request therefor, we agree to furnish supplementally a copy of any schedule or exhibit to the Securities and Exchange Commission.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GOAMERICA, INC.



                                    By:   /s/ Aaron Dobrinsky
                                          -------------------------------
                                    Name:  Aaron Dobrinsky
                                    Title: President and Chief Executive Officer


September 11, 2000